Exhibit 10.1

MODIFICATION OF LOAN DOCUMENTS

This Modification of Loan Documents (this “Modification”) is made this 28th day of March, 2012, between BANCTRUST FINANCIAL GROUP, INC., an Alabama corporation (the “Borrower”), and the Federal Deposit Insurance Corporation AS RECEIVER FOR SILVERTON BANK, NATIONAL ASSOCIATION, f/k/a The Bankers Bank, Atlanta, Georgia (the “Receiver”).

WHEREAS, on May 1, 2009, Silverton Bank, National Association, f/k/a The Bankers Bank (the “Institution”), was closed by the Comptroller of the Currency and the Federal Deposit Insurance Corporation was appointed as the receiver of the Institution. Upon such appointment, the Receiver succeeded to all rights, titles, powers, and privileges of the Institution pursuant to 12 U.S.C. 1821(d)(2)(A).

WHEREAS, the Institution made a loan (the “Loan”) to the Borrower and the Borrower executed and delivered to the Institution a Promissory Note dated October 16, 2007, in the original principal amount of Thirty-Eight Million and 00/100 Dollars ($38,000,000.00), as modified by that certain Modification of Loan Documents dated April 18, 2011 (as modified and amended from time to time, collectively, the “Note”).

WHEREAS, to secure payment of the Note, the Borrower executed and delivered to the Institution a Loan Agreement dated October 16, 2007, as modified by that certain (i) First Amendment to Loan Agreement dated October 28, 2009, (ii) Second Loan Modification Agreement dated November 10, 2010, (iii) Modification of Loan Documents dated April 18, 2011; and (iv) Modification of Loan Documents dated January 5, 2012 (the “January 2012 Modification”) (as modified and amended from time to time, collectively, the “Loan Agreement”), wherein the Borrower granted the Institution a security interest in 100% of the issued and outstanding shares of capital stock owned or thereafter acquired by the Borrower in BankTrust, an Alabama banking corporation, and BankTrust, a Florida banking corporation.

WHEREAS, subject to the terms and conditions of this Modification, the Borrower and the Receiver desire to amend and modify the terms of the Note and Loan Agreement (collectively, the “Loan Documents”).

NOW THEREFORE, in consideration of the mutual promises and agreements exchanged, the parties agree to modify and amend the Loan Documents as follows:

     1. Recitals. Parties acknowledge and agree that the Recitals set forth above are true and accurate and are incorporated into this Modification.

     2. Unpaid Principal Balance. The current unpaid principal balance due and payable under the Note is Twenty Million Dollars ($20,000,000.00).

     3. Conditions Precedent. The Receiver hereby consents to the terms of this Modification subject to the complete execution and acknowledgment of this Modification by all of the parties hereto and the delivery thereof to the Receiver

     4. Removal Principal Curtailment Obligation. Section 4 of the January 2012 Modification, which required a $10,000,000 principal curtailment payment no later than March 31, 2012, is hereby stricken and deleted in its entirety from the Loan Documents. Borrower shall not be required to repay any principal of the Loan prior to the Maturity Date of the Loan.

     5. Interest. Commencing on April 16, 2012, the interest rate used to calculate accrued interest on the unpaid principal balance of the Loan shall be increased to an annual interest rate equal to LIBOR plus 7%. This interest rate will remain in effect until the Maturity Date of the Loan, currently not later than April 16, 2013.

     6. Quarterly Payments and Escrow. The Borrower shall make quarterly payments to the Receiver in the amount of $270,000 on each of April 15, 2012, July 15, 2012, October 15, 2012 and January 15, 2013 (each a “Quarterly Payment”). Within seven (7) days from the execution date of this Modification, the Borrower shall deposit the sum of One Million Eighty Thousand and 00/100 Dollars ($1,080,000.00) in cash, representing the sum of the Quarterly Payments, into an escrow account pledged to the Receiver as security for the Loan from which the Quarterly Payments shall be made.. The escrow account shall be held with an escrow agent that is determined to be satisfactory to the Borrower and the Receiver. The Receiver shall review the escrow agreement and if, in the Receiver’s sole discretion, it is satisfactory, then the Receiver shall provide written acceptance of such escrow agreement.

     The second and third paragraphs of Section 6 of the January 2012 Modification, which required a recalculation of the outstanding principal balance of the Loan and the commencement of quarterly principal payments on July 1, 2012, are hereby stricken and deleted in their entirety from the Loan Documents.

     7. Maturity Date. The “Maturity Date” of the Loan shall be the earlier of: (a) April 16, 2013; and (b) the date on which the Borrower consummates any transaction that requires Receiver’s consent in Section 5.04 of the Loan Agreement.

    8. Final Payment. In addition to the Quarterly Payments herein described in Section 6 above, the Borrower shall pay to the Receiver a final lump sum payment on or before the Maturity Date comprised of the Exit Fee (as defined in Section 14 below) and all principal, charges, other fees, and accrued interest (calculated at the interest rate set forth in Section 5 above) not yet paid, together with any other unpaid amounts under the Note.

     9. Indebtedness. The Borrower understands and agrees that this Modification does not, in any way, constitute a full satisfaction, payment, or discharge of the Borrower’s indebtedness to the Receiver under the Loan Documents.

     10. Collateral. The collateral for the Loan is and shall continue to be 100% of the issued and outstanding shares of capital stock owned or hereafter acquired by the Borrower in BankTrust, an Alabama banking corporation, and successor by merger to BankTrust, a Florida banking corporation. The provisions of Section 10 of the January 2012 Modification that contemplated the substitution of a $10,000,000 cash escrow account for the bank stock collateral are hereby stricken and deleted in their entirety from the Loan Documents.

     11. Rights and Remedies. The Borrower understands and agrees that all the rights and remedies, stipulations, and conditions contained in the Loan Documents relating to default in the making of payments shall also apply to default in the making of payments pursuant to the modified terms hereunder.

     12. Covenants and Stipulations. The Borrower understands and agrees that all covenants, agreements, stipulations, and conditions in the Loan Documents shall be, and remain, in full force and effect, except as herein modified, and none of the Borrower’s obligations or liabilities under the Loan Documents shall be diminished or released by any provisions hereof, nor shall this Modification in any way impair, diminish, or affect any of the Receiver’s rights or remedies under the Loan Documents, whether such rights or remedies arise thereunder or by operation of law or otherwise. The Borrower reaffirms and ratifies all obligations and promises under the Loan Documents (including any other modification(s) to the Loan Documents or promises, including those expressly modified herein, made with respect to the Loan), and agrees to be bound by all of those obligations and promises, without limitations or defense. Any defense thereto, whether known or unknown, is hereby waived by the Borrower, and the Borrower acknowledges that the Receiver is entitled to and has relied upon such waiver in order to consent to this Modification. Notwithstanding the foregoing and the other provisions of the Loan Documents, the Receiver hereby waives any breach of the covenants contained in Section 4.03 of the Loan Agreement, whether such breach currently exists or comes into existence at any time between the date of this Modification and the Maturity Date.

     13. Rights of Recourse. The Borrower further understands and agrees that all rights of recourse to which the Receiver is presently entitled against any property or any other persons in any way obligated for, or liable on, the Loan Documents are expressly reserved by the Receiver. Except as modified herein, the Loan Documents referred to above (all of the terms of which are incorporated herein by reference) are hereby extended, reinstated, reaffirmed, ratified, and rerecorded as of this date for all purposes under law and shall remain in full force and effect.

     14. Exit Fee. In consideration for the Receiver’s consent to this Modification, the Borrower covenants and agrees to pay to the Receiver on the Maturity Date Two Hundred Thousand and 00/100 Dollars ($200,000.00), which includes any transaction processing fees (the “Exit Fee”).

     15. Release of Liability. Except as contained herein, the Borrower absolutely and unconditionally releases the Receiver from all known and unknown liabilities, claims, causes of action, and demands of any kind or nature, whether matured or unmatured, which the Borrower has against the Receiver by reason of or in respect to any act, cause, matter or thing whatsoever, including, but not limited to, any act or action, matter, cause or thing related to or arising out of the subject matter of the Loan Documents, or any other instrument related thereto; and the Borrower hereby releases, acquits and discharges any and all such liabilities, claims, causes of action, demands, and rights.

     16. Successors. The terms of this Modification shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     17. Counterparts. This Modification may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Modification may be executed by facsimile or other electronic transmittal of signed documents.

     18. Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the United States of America, and to the extent that federal law fails to supply a rule of decision, the laws of the State of Alabama.

     19. Entire Agreement. This Agreement constitutes the entire Agreement of the parties as to its subject matter and all prior agreements, written or oral, as to such subject matter are merged herein.

This is a Modification to an existing Note and there are no new borrowers.

THE BORROWER ACKNOWELDGES HAVING READ ALL THE PROVISIONS OF THIS MODIFICATION OF LOAN DOCUMENTS AND BORROWER AGREES TO ITS TERMS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties hereto have executed this Modification on the date first written above.

FEDERAL DEPOSIT INSURANCE	WITNESSES:
CORPORATION, as Receiver for
SILVERTON BANK, NATIONAL ASSOCIATION
f/k/a The Bankers Bank

By: Midland Loan Services, a division of PNC
Bank, National Association, as attorney-in-fact
for the FDIC as Receiver for Silverton Bank, National
Association

By: /s/ Kevin C. Donahue	/s/ Scott Dunkley
Name: Kevin C. Donahue	Name: Scott Dunkley
Title: Senior Vice President Servicing Officer

/s/ John Nigro
Name: John Nigro

BORROWER:
BANCTRUST FINANCIAL GROUP, INC.

By: /s/ Henry F. O'Connor III	/s/ Bruce C. Finley, Jr.
Name: Henry F. O'Connor III	Name: Bruce C. Finley, Jr.
Title: EVP
/s/ F. Michael Johnson
Name: F. Michael Johnson

By: /s/ W. Bibb Lamar, Jr.	/s/ Bruce C. Finley, Jr.
Name: W. Bibb Lamar, Jr.	Name: Bruce C. Finley, Jr.
Title: CEO
/s/ F. Michael Johnson
Name: F. Michael Johnson

ACKNOWLEDGMENTS

STATE OF KS	§
§
COUNTY OF Johnson	§

This instrument was acknowledged before me on the 29th day of March, 2012, by Kevin C. Donahue, of Midland Loan Services, a division of PNC Bank, National Association, as attorney-in-fact for the Federal Deposit Insurance Corporation, as Receiver for SILVERTON BANK, NATIONAL ASSOCIATION on behalf of said entity who is personally known to me or who has produced a driver’s license as identification.

/s/ Trishia L. Lake
Notary Public, State of KS
Print Name: Trishia L. Lake
My Commission Expires: 8/14/2013

STATE OF ALABAMA	§
§
COUNTY OF MOBILE	§

This instrument was acknowledged before me on the 28th day of March, 2012, by Henry F. O'Connor III (name), Executive Vice President (title) of BancTrust Financial Group, Inc. who is personally known to me or who has produced a driver’s license as identification.

/s/ Sheryl D. Coker
Notary Public, State of Alabama
Print Name: Sheryl D. Coker
My Commission Expires: 2/23/2016

STATE OF ALABAMA	§
§
COUNTY OF MOBILE	§

This instrument was acknowledged before me on the 28th day of March, 2012, by W. Bibb Lamar, Jr. (name), CEO (title) of BancTrust Financial Group, Inc. who is personally known to me or who has produced a driver’s license as identification.

/s/ Sheryl D. Coker
Notary Public, State of Alabama
Print Name: Sheryl D. Coker
My Commission Expires: 2/23/2016